Exhibit 99.1

652 Albany Shaker Road, Albany, NY 12211	News Release
FOR IMMEDIATE RELEASE:
Pioneer Bancorp, Inc. Appoints Siena College President Charles Seifert to its Board of Directors
Albany, N.Y. – July 16, 2024 – Pioneer Bancorp, Inc. (“Pioneer”) (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced that its Board of Directors appointed Charles Seifert, Ph.D. to its Board of Directors.
“We are thrilled to have Dr. Seifert join our board of directors and to draw upon his extensive leadership, management, and banking experience to advance our strategic plan,” said Thomas Amell, President and CEO of Pioneer. “Dr. Seifert’s expertise will help Pioneer execute on our growth objectives and deliver long-term shareholder value.”
Dr. Seifert currently serves as president of Siena College (“Siena”), a private Franciscan liberal arts college located in Loudonville, New York. Prior to serving in that role, he has served as a faculty member at every rank, dean, and interim vice president for academic affairs for Siena. Dr. Seifert is also the founder of Siena’s Institute for Leadership Development and has steered numerous committees and task forces.  He taught as an adjunct professor at several other Capital Region colleges prior to joining Siena’s faculty.
“Pioneer has an outstanding reputation in the Capital Region as a local financial institution that cares deeply about making a positive impact in the community,” said Dr. Seifert. “I look forward to working with my board colleagues and Pioneer’s leadership team to fulfill their mission.”
Prior to entering academia Dr. Seifert had a successful career in banking and finance in the Capital Region. He served as chief financial officer of the Albany-Colonie Regional Chamber of Commerce and served as a vice president of Evergreen Bank and a manager at First American Bank.
Dr. Seifert holds a B.A. in economics from the University at Buffalo, an MBA in finance from Sage Graduate School, and a Ph.D., in organizational studies with a specialization in leadership from the University at Albany.
Dr. Seifert is expected to be appointed to the Audit and Compensation Committees of Pioneer’s Board of Directors. Dr. Seifert has also been appointed to the Boards of Trustees/Directors of Pioneer Bancorp, MHC and Pioneer Bank, National Association.
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About Pioneer
Pioneer is a bank holding company whose wholly owned subsidiary is Pioneer Bank, National Association. Pioneer provides diversified financial services through Pioneer Bank, National Association and its subsidiaries, with 23 offices in the Capital Region of New York State, and offers a broad array of deposit, lending, and other financial services to individuals, businesses, and municipalities. Pioneer Bank, National Association is a national bank whose wholly owned subsidiaries are Pioneer Commercial Bank, Pioneer Insurance Agency, Inc. and Pioneer Financial Services, Inc. For more information on Pioneer, please visit www.pioneerny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements include, but are not limited to, statements made by Mr. Thomas Amell and Dr. Charles Siefert. Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our annual report on Form 10-K for the fiscal year ended June 30, 2023, under the heading “Risk Factors” and other filings made with the Securities and Exchange Commission (the “SEC”) including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.
For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com